UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 17, 2014

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

54 Broad Street, Suite 303

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (732) 380-7271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

On December 17, 2014, GGI Inc. (“GGI”), a Delaware corporation and a majority-owned subsidiary of Investview Inc. (the “Company”), entered into Asset Purchase Agreement with Gate Global Impact Inc. (“Gate”), a Delaware corporation, to purchase certain assets including the source code and platform use for the development of an electronic marketplace to facilitate impact investing (the “Assets”). The closing occurred on December 17, 2014 whereby GGI acquired the Assets in consideration of $224,540.78 in cash and 725,000 shares of common stock of the Company. In addition, GGI will pay Gate a royalty on gross revenue generated through use of the Assets of 10% on a quarterly basis which will terminate upon the payment of $7,500,000 in the aggregate.

The shares of common stock were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. Gate is an accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statement of Business Acquired (Not Applicable)

(b) Pro Forma Financial Information (Not Applicable)

(c) Exhibits

Exhibit No.	Description of Exhibit

10.1	Asset Purchase Agreement by and between GGI Inc. and Gate Global Impact Inc. dated December 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ Dr. Joseph Louro
Name: Title:	Dr. Joseph Louro Chief Executive Officer

Date:	December 29, 2014

Red Bank, New Jersey